[LETTERHEAD OF KPMG PEAT MARWICK LLP]




The Board of Directors
Fajardo Federal Savings Bank:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.


/s/KPMG Peat Marwick LLP
------------------------
KPMG Peat Marwick LLP

San Juan, Puerto Rico
April 29, 1998